UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2017

IRIDEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27598	77-0210467
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1212 Terra Bella Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 940-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2018 Short-Term Incentive Plan

On December 15, 2017, the Board of Directors (the “Board”) of IRIDEX Corporation (the “Company”), based on a recommendation by the Compensation Committee of the Board, approved the Company’s 2018 Short-Term Incentive Plan (the “STI Plan”).  Mr. Moore and Mr. Mokari are eligible to participate in the STI Plan.  Mr. Moore’s maximum amount payable under the STI Plan is $382,388 and Mr. Mokari’s maximum amount payable under the STI Plan is $213,500.

Awards under the STI Plan are based upon the achievement of certain corporate objectives that apply to all STI Plan participants and certain individual objectives specific to each STI Plan participant.  Mr. Moore’s award under the STI Plan is subject to the Company’s achievement of certain sales targets, as well as certain other financial and operations-related performance goals specific to Mr. Moore.  Mr. Mokari’s award under the STI Plan is subject to the Company’s achievement of certain sales targets, as well as certain other financial and operations-related performance goals specific to Mr. Mokari.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDEX CORPORATION

By:	/s/ William M. Moore
William M. Moore President and Chief Executive Officer

Date: April 16, 2018